UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7    Regulation FD

Item 7.01    Regulation FD

As previously disclosed, on May 13, 2026, Allegiant Travel Company ("the Company") completed its acquisition of Sun Country Airlines Holdings, Inc. The Company is making available certain unaudited pro forma financial information for the three-month periods ended March 31, 2025, June 30, 2025, September 30, 2025, December 31, 2025, March 31, 2026, and June 30, 2026, and for the year ended December 31, 2025, all reflecting the acquisition on a pro forma basis as if the transaction closed on January 1, 2025. This information is attached as Exhibit 99.1 to this report.

The information in Section 7 of this Current Report on Form 8-K and the Exhibit filed herewith is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

Section 9    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

a.Not applicable.
b.Not applicable.
c.Not applicable.
d.Exhibits

Exhibit No.	Description of Document

99.1
Unaudited pro forma condensed combined statements of income and unaudited pro forma non-GAAP information for the three month periods ended March 31, 2025, June 30, 2025, September 30, 2025, December 31, 2025, March 31, 2026, June 30, 2026, and for the year ended December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2026	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Robert Neal
	Name:	Robert Neal
	Title:	President, Chief Financial Officer